                                                                    Exhibit 99.7



                            DUTY FREE INTERNATIONAL, INC.

                        ARTICLES OF AMENDMENT AND RESTATEMENT

     Duty Free International, Inc., a Maryland corporation, having its principal place of business at 6471 Baymeadow Drive, Glen Burnie, Maryland 21061 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") that:

     1. The Corporation was incorporated on January 6, 1983 under the name Duty-Free International, Inc. The name of the Corporation was changed to Duty Free International, Inc. by a Certificate of Correction filed on August 3, 1984. This Amended and Restated Charter has been duly adopted in accordance with the provisions of Sections 2-408 and 2-505 of the Maryland General Corporation Law. The Corporation's Charter is hereby amended and restated to read in its entirety as hereinafter set forth by deleting Articles FIRST therefrom and by substituting in lieu thereof, new Articles FIRST through THIRTEENTH, as follows:

          FIRST: The undersigned, Shale D. Stiller, 1300 Mercantile Bank & Trust Building, Baltimore, Maryland 21201, being at least twenty-one
          (21) years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

          SECOND: The name of the Corporation (which is hereinafter called the "Corporation") is

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          DUTY FREE INTERNATIONAL, INC.

          THIRD: The address of the Corporation's principal office is 6741 Baymeadow Drive, Glen Burnie, Maryland 21061. The name and address of the Corporation's registered agent is James S. Jacobs, Esq., 300 East Lombard Street, Baltimore, Maryland 21202. Said Resident Agent is a citizen of the State of Maryland, and actually resides therein.

          FOURTH:  The purposes for which the Corporation is formed are:

               (a) To own and operate stores which sell duty free merchandise in accordance with appropriate United States laws and regulations.

               (b) To carry on the aforesaid business and any related or unrelated business and activity in the State of Maryland, in any state, territory, district or dependency of the United States, or in any foreign county.

               (c) To do anything permitted in Section 2-103 of the Maryland General Corporation Law, as amended from time to time.

          FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Twenty Million (20,000,000) shares with a par value of one cent

          ($.01) per share and an aggregate par value of Two Hundred Thousand Dollars ($200,000).

          The Corporation, it subsidiaries, and their subsidiaries, hold certain licenses, permits, certificates and bonds necessary for the operation of their businesses pursuant to the authority and regulation of the United States Customs Service and the Bureau of Alcohol, Tobacco and Firearms. In the event that (1) any holder of any class of stock of the Corporation acquires shares of any class of the issued and outstanding stock of the Corporation, which shares represent over nine percent (9%) of the issued and outstanding stock of the Corporation giving voting power, and (2) (a) such stockholder fails to cooperate fully with any request for information from or for submission to the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant licenses, permits, bonds or certificates is critical to the operation of the business of the Corporation, or its subsidiaries or their subsidiaries), or (b) the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant, licenses, permits, bonds or certificates is critical to the operation of the business of the Corporation or its subsidiaries or their subsidiaries), because of such stockholder's ownership (whether record or beneficial) of shares representing over nine percent (9%) of the issued and outstanding stock of the Corporation having voting power, refuses to issue or continue in force, or threatens to refuse to issue or continue in force, any permit, license, certificate, bond or other grant of authority necessary for the operation of the Corporation's business or the business of any of its subsidiaries or their subsidiaries without a material change therein, then, in such event (as determined in the sole and absolute discretion of the Board of Directors), the Corporation, in the sole and absolute discretion of its Board of Directors, as it may deem advisable and in the best interests of the Corporation, shall have the unqualified right and power to (y) redeem, upon not less than five (5) days prior written notice to the stockholder, at a price per share equal to the last reported sale price on the American Stock Exchange on the last business day prior to the date of redemption established in the notice (or, if no such sale is made on such day, the mean of the closing bid and asked prices for such date), all or any portion of the shares of stock of any class owned by such stockholder, and/or (z) require such stockholder to promptly dispose of such stockholder's interest in all or any portion of the shares of stock of any class owned by such stockholder. Since money damages will be inadequate to protect the Corporation in the event the stockholder does not comply with the provisions of this Article FIFTH, the Corporation shall be entitled to injunctive relief to enforce the foregoing provisions.

          SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of seven (7) Directors, which number may be increased or decreased pursuant to the By-Laws of the Corporation from time to time but shall never be less than the minimum number permitted by the Maryland General Corporation Law now or hereafter in force. The names of the Directors, who shall act until the first annual meeting or until their successors are duly chosen and qualified are: John A. Couri, David H. Bernstein, Carl Reimerdes, Alfred Carfora, Seymour S. Yaffe, William E. Hurst, Sr. and Heribert Diehl.

          Unless the Board of Directors elects to classify the Board as hereinafter provided:

               (a) Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, and, to the extent permitted by law, any director may be removed for cause by the affirmative vote of the majority of the remaining directors, although such directors are less than a quorum, or by the sole remaining director.

               (b) Each director shall serve until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining directors in office, even though such directors are less than a quorum, or by the sole remaining director.
          A director so elected to fill a vacancy shall hold office until the next annual meeting of stockholders and thereafter until his successor shall be duly elected and qualified.

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          The Board of Directors shall have the power pursuant to the By-Laws of the Corporation to elect to classify the Board of Directors by dividing the directors into three (3) classes, as described below. In the event that the Board exercises its power to classify the Board of Directors, it shall not have the power to de-classify the Board of Directors, except by amendment of the Corporation's Charter. In the event that the Board of Directors exercises its power to classify the Board of Directors, then, notwithstanding anything to the contrary contained herein:

               (a) The Board of Directors shall be divided into three classes, Class A, Class B and Class C. Each class of directors shall consist of any equal number of directors, or as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director initially designated as a Class A director shall hold office until the first annual meeting of stockholders after such designation; each director initially designated as Class B shall hold office until the second annual meeting of stockholders after such designation; and each director initially designated as Class C shall hold office until the third annual meeting of stockholders after such designation.

               (b) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible and any vacancies so created shall be filled by a majority vote of the directors in office of the class in which such vacancy occurs, and a director as elected to fill a vacancy shall serve for the remainder of the then present team of office of the class to which he was elected and until his successor shall be duly elected and qualified.

               (c) Any director may be removed from office, with or without cause, only by the affirmative vote of a majority of the entire Board of Directors, and any director may be removed from office, only with cause, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, a vacancy which results from the removal of a director as set forth herein, or which arises through the death or resignation of a director, shall be filled by a majority vote of the remaining directors in office of the class of such removed director (or if there are no such directors, by a majority vote of the entire Board of Directors), and a director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he has elected and until his successor shall be duly elected and qualified.

          SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          EIGHTH: The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whenever deemed advisable by the Board of Directors and for such consideration as the Board of Directors may deem advisable and without any action by the stockholders.

          NINTH: No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          TENTH: The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to dis-distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of records on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

          ELEVENTH: A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the

          Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction. This Article applies if:

               (a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or Corporation, firm, or other entity; or

               (b) the contract or transaction is fair and reasonable to the Corporation.

          Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this Article, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Article do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

          TWELFTH: (1) Except for contracts, transactions, or acts required to be approved under the provisions of Section (4) of this Article, any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

               (2) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

               (3) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

               (4) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

          THIRTEENTH: The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or served any other enterprise as a director or officer at the request of this corporation. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Article THIRTEENTH. The Corporation shall have no power or authority to amend this charter so as to limit the indemnification provided by this Article with respect to any event or circumstance arising prior to the date of such amendment.

     2. Prior to the filing of this Amended and Restated Charter, the Corporation had authority to issue Five Thousand (5,000) shares of common stock, having no par value. Subsequent to the filing of this Amended and Restated Charter, the Corporation shall have authority to issue Twenty Million (20,000,000) shares of common stock having a par value of $.01 per share and an aggregate par value of Two Hundred Thousand Dollars ($200,000.00).

     3. Effective upon the acceptance of this Amended and Restated Charter by the Department for record, each one (1) share of heretofore authorized and issued Common Stock, no par value, outstanding on the effective date hereof, shall automatically convert into one thousand one hundred seventy-one and eight hundred seventy-five one-thousandths (1,171.875) shares of Common Stock, $.01 par value, newly authorized hereby.

     4. The Board of Directors of the Corporation, by unanimous written consent in accordance with Section 2-408 of the Maryland General Corporation Law, on July 28 1987, adopted a resolution which approved the foregoing Amended and Restated Charter, declaring that said amendment and restatement to the Corporation's Charter was advisable and directing that said amendment and restatement to the Corporation's Charter be submitted for consideration by the stockholders of the Corporation.

     5. The amendment and restatement to the Corporations Charter, as hereinabove set forth, was duly approved by the stockholders of the Corporation, on July 28, 1987, by unanimous written consent pursuant to Section 2-505 of the Maryland General Corporation Law.

     6. The amendment and restatement to the Corporation's Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, DUTY FREE INTERNATIONAL, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary, this 28 day of July, 1987, and its said President acknowledges under the penalties of perjury that this Amended and Restated Charter is the corporate act of said Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

ATTEST:                                 DUTY FREE INTERNATIONAL, INC.

   /s/ Alfred Carfora                   BY:   /s/ John A. Couri
     ----------------------------               -------------------------
     Alfred Carfora, Secretary                    John A. Couri, President

                            DUTY FREE INTERNATIONAL, INC.

                                ARTICLES OF AMENDMENT

     DUTY FREE INTERNATIONAL, INC., a Maryland corporation, having its principal office in Anne Arundel County, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation that:

     FIRST:    The Charter of the Corporation is amended by adding the following
Article Fourteenth:

               "FOURTEENTH: To the full extent permitted under the Maryland General Corporation Law is in effect on February 18, 1989, or as thereafter from time to time amended, no Director or Officer shall be liable to the Corporation or to its Stockholders for money damages for any breach of any duty owed by such Director or Officer to the Corporation or any of its Stockholders. This Article shall apply only to actions arising from events or omissions occurring on or after February 18, 1988. Neither the amendment or repeal of this Article, nor the adoption of any provision of this charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or Officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption."

     SECOND:   The amendment to the Charter of the Corporation set forth in these Articles of Amendment has been duly advised by the Board of Directors, by unanimous written consent in accordance with Section 2-408 of the Maryland General Corporation Law, and approved by the

Stockholders of the Corporation, by unanimous written consent pursuant to
Section 2-505 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, these Articles of Amendment were signed and acknowledged this 19th day of March, 1988 in the name and on behalf of the Corporation by its President or Vice President and attested by its Secretary and its President or Vice President acknowledges this document to be the corporate act of the Corporation and states under the penalties of perjury that the matters and facts set forth herein with respect to approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                            DUTY FREE INTERNATIONAL, INC.

/s/ Alfred Carfora                      By: /s/ John A. Couri      (SEAL)
--------------------------                  -----------------------
Alfred Carfora, Secretary                           John A. Couri, President

                            DUTY FREE INTERNATIONAL, INC.

                                ARTICLES OF AMENDMENT


     Duty Free International, Inc. (the "Corporation"), a Maryland corporation, having its principal office in this State in Anne Arundel County, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

          FIFTH:    The total number of shares of capital stock which the
     Corporation has authority to issue is Twenty Million (20,000,000) shares with a par value of one cent ($.01) per share and an aggregate par value of Two Hundred Thousand Dollars ($200,000.00).

          The Corporation, it subsidiaries, and their subsidiaries, hold certain licenses, permits, certificates and bonds necessary for the operation of their businesses pursuant to the authority and regulation of the United States Customs Service and the Bureau of Alcohol, Tobacco and Firearms. In the event that (1) any holder of any class of stock of the Corporation acquires shares of any class of the issued and outstanding stock of the Corporation, which shares represent over nine percent (9%) of the issued and outstanding stock of the Corporation having voting power, and (2) (a) such stockholder fails to cooperate fully with any request for information from or for submission to the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant licenses, permits, bonds or Certificates is critical to the operation of the business of the Corporation, or its subsidiaries or their subsidiaries), or (b) the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant licenses, permits, bonds or certificates is critical to the operation of the business of the Corporation, or its subsidiaries or their subsidiaries), because of such stockholder's ownership (whether record or beneficial) of shares representing over nine percent (9%) of the issued and outstanding stock of the Corporation having voting power, refuses to issue or continue in force, or threatens to refuse to issue or continue in force, any permit, license, certificate, bond or other grant of authority necessary for the operation of the Corporation's business or the business of any of its subsidiaries ____ their subsidiaries without a material change therein, then, i such event (as determined in the sole and absolute discretion of the Board of Directors), the Corporation, in the sole and absolute discretion of its Board of Directors, as it may deem advisable and in the best interests of the Corporation, shall have the unqualified right and power to (y) redeem, upon not less than five (5) days prior written notice to the stockholder, at a price per share equal to the reported "bid" price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (or if the stock is listed on an established stock exchange or exchanges, the highest closing price of the Corporation's Common Stock on that stock exchange or exchanges) on the last business day prior to the date of redemption established in the notice (or, if no such sale is made on such day, the mean of the closing bid and asked prices for such date), all or any portion of the shares of stock of any class owned by such stockholder, and/or (z) require such stockholder to promptly dispose of such stockholder's interest in all or any portion of the shares of stock of any class owned by such stockholder. Since money damages will be inadequate to protect the Corporation in the event the stockholder does not comply with the provisions of this Article FIFTH, the Corporation shall be entitled to injunctive relief to enforce the foregoing provisions.

     SECOND:   This amendment of the Corporation's Charter was duly advised on
March 17, 1989, by the unanimous written consent of all the Directors of the Corporation pursuant to Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

     THIRD:    This amendment of the Corporation's Charter was duly approved on
March 23, 1989, by unanimous written Consent of all of the Stockholders of the Corporation entitled to vote pursuant to Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland.

     IN WITNESS WHEREOF, Duty Free International, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary, this __ day of March, 1989. Each of the undersigned officers of Duty Free International, Inc. acknowledges, under the penalties for perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein are true in all material aspects, to the best of his or her knowledge, information and belief.


ATTEST:                            DUTY FREE INTERNATIONAL, INC.

/s/ Alfred Carfora                      By: /s/ John A. Couri
----------------------------                ---------------------------
Alfred Carfora, Secretary                   John A. Couri, President

                      CERTIFICATE OF CHANGE OF PRINCIPAL OFFICE

                                          OF

                            DUTY FREE INTERNATIONAL, INC.



                               RESOLUTION OF DIRECTORS

          RESOLVED: That the post office address of the principal office of this Corporation in the State of Maryland is hereby changed to 6691 Baymeadow Drive, Glen Burnie, Maryland 21060-6485.


                                    CERTIFICATION

          I HEREBY CERTIFY, that the foregoing resolution was duly adopted by the Board of Directors of Duty Free International, Inc. on September 13, 1990.




                                        /s/ John A. Couri
                                        --------------------------
                                        John A. Couri, President


Dated:

September 13, 1990

                            DUTY FREE INTERNATIONAL, INC.

                                ARTICLES OF AMENDMENT



          Duty Free International, Inc. (the "Corporation"), a Maryland corporation, having its principal office in this State in Anne Arundel County, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

               FIFTH:    The total authorized capital stock of the Corporation
          is Seventy-Five Million (75,000,000) shares with a par value of one cent ($0.01) per share and an aggregate pare value of Seven Hundred Fifty Thousand Dollars ($750,000).


               The Corporation, its subsidiaries, and their subsidiaries, hold certain licenses, permits, certificates and bonds necessary for the operation of their businesses pursuant to the authority and regulation of the United States Customs Service and the Bureau of Alcohol, Tobacco and Firearms. In the event that (1) any holder of any class of stock of the Corporation acquires shares of any class of the issued and outstanding stock of the Corporation, which shares represent over nine percent (9%) of the issued and outstanding stock of the Corporation having voting power, and (2) (a) such stockholder fails to cooperate fully with any request for information from or for submission to the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant licenses, permits, bonds or certificates is critical to the operation of the business of the Corporation, or its subsidiaries or their subsidiaries), or (b) the Customs Service or the Bureau of Alcohol, Tobacco and Firearms (or any successor or similar agency whose authority to grant licenses, permits, bonds or certificates is critical to the operation of the business of the Corporation, or its subsidiaries or their subsidiaries), because of such stockholder's ownership (whether record or beneficial) of shares representing over nine percent (9%) of the issued and outstanding stock of the Corporation having voting power, refuses to issue or continue in force, or threatens to refuse to issue or continue in force, any permit, license, certificate, bond or other grant of authority necessary for the operation of the Corporation's business or the business of any of its subsidiaries or their subsidiaries without a material change therein, then, in such event (as determined in the sole and absolute discretion of the Board of Directors), the Corporation, in the sole and absolute discretion of its Board of Directors, as it may deem advisable and in the best interests of the Corporation, shall have the unqualified right and power to (y) redeem, upon not less than five (5) days prior written notice to the stockholder, at a price per share equal to the reported "bid" price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (or if the stock is listed on an established stock exchange or exchanges, the highest closing price of the Corporation's Common Stock on that stock exchange or exchanges) on the last business day prior to the date of redemption established in the notice (or, if no such sale is made on such day, the mean of the closing bid and asked prices for such date), all or any portion of the shares of stock of any class owned by such stockholder, and/or (z) require such stockholder to promptly dispose of such stockholder's interest in all or any portion of the shares of stock of any class owned by such stockholder. Since money damages will be inadequate to protect the Corporation in the event the stockholder does not comply with the provisions of this Article FIFTH, the Corporation shall be entitled to injunctive relief to enforce the foregoing provisions.

          SECOND:   Prior to the filing of these Articles of Amendment, the
Corporation had authority to issue Twenty Million (20,000,000) shares of common stock, having a par value of one cent ($0.01) per share, all of one class.

          THIRD:    Upon the filing of these Articles of Amendment, the total
number of shares of capital stock that the Corporation has authority to issue pursuant to its Charter, as amended by these Articles of Amendment, is Seventy-Five Million (75,000,000) shares of common stock, with a par value of one cent ($0.01) per share, all of one class. The aggregate par value of all shares of all classes having par value is Seven Hundred Fifty Thousand Dollars ($750,000.00).

          FOURTH:   This amendment of the Corporation's Charter ws duly advised on April 22, 1991, by the unanimous written consent of all the Directors of the Corporation pursuant to Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

          FIFTH:    This amendment of the Corporation's Charter was duly
approved on May 31, 1991, by a majority of all the votes cast at the Annual Meeting of the Stockholders of the Corporation, at which a quorum was present in person or by proxy.

          IN WITNESS WHEREOF, Duty Free International, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary, this 31st day of May, 1991. Each of the undersigned officers of Duty Free International, Inc. acknowledges, under the penalties for perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein are true in all material respects, to the best of his or her knowledge, information and belief.


ATTEST:                                 DUTY FREE INTERNATIONAL, INC.


/s/ Alfred Carfora                      By: /s/ John A. Couri
-------------------------                   ----------------------------
Alfred Carfora, Secretary                    John A. Couri, President